1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Announces Joint Market Development Agreement with Weatherford

Test program to prove out Drill-N-Ream® value proposition in Middle East market

VERNAL, UT, December 19, 2017 — Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, announced that it has executed an agreement with Weatherford U.S., L.P. (“Weatherford”) to launch a joint market development program to introduce its patented Drill-N-Ream® (“DnR”) well bore conditioning tool in the Middle East.

Under the development agreement, Weatherford and SDP will demonstrate the DnR’s capabilities with large Middle East operators in Saudi Arabia, Kuwait and Oman. The program is planned to continue through June 30, 2018. SDP and Weatherford will each have an in country, local resident Product Champion to execute the pilot test program of 16 DnR tools. Upon the technology being proven in the region, the parties plan to enter into a long-term commercial agreement.

The DnR is a unique tool technology that conditions the well bore during the drilling process, reducing days on well, increasing penetration rates and extending the life of MWD (measurement while drilling) tools. Domestically, the DnR is gaining broad market acceptance with many lead operators standardizing on the tool.

Troy Meier, Chairman and CEO of SDP, noted, “We are excited to launch our game-changing technology to new markets with a very accomplished partner who brings considerable international experience. We expect that this market development program will readily demonstrate the DnR’s economic value for operators by accelerating well development through improved drilling efficiencies. The program will also help us refine our technical support plans which should enable deep market penetration and also expansion into other international markets.”

Mr. Meier added, “Our channel partner go-to-market strategy has proven very successful in North America and we expect we can have similar success as we establish our presence in international markets.”

Any rental fees generated during the market development program will be shared between the partners, and SDP will be reimbursed for costs of repair and maintenance.

About Weatherford

Weatherford is one of the largest multinational oilfield service companies providing innovative solutions, technology and services to the oil and gas industry. The Company operates in over 90 countries and has a network of approximately 860 locations, including manufacturing, service, research and development, and training facilities and employs approximately 29,500 people. For more information, visit www.weatherford.com.

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Superior Drilling Products Announces Joint Market Development Agreement with Weatherford

December 19, 2017

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented StriderTM oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field services company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

Additional information about the Company can be found at: www.sdpi.com.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. Certain statements in this release may constitute forward-looking statements, including statements regarding the Company’s financial position, market success with specialized tools, effectiveness of its sales efforts, success at developing future tools, and the Company’s effectiveness at executing its business strategy and plans. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, our business strategy and prospects for growth; our cash flows and liquidity; our financial strategy, budget, projections and operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein.

For more information, contact investor relations:
Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

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